                                                                    EXHIBIT 99.1


                         [ELCOR CORPORATION LETTERHEAD]


PRESS RELEASE                                                    TRADED:  NYSE
FOR IMMEDIATE RELEASE                                            SYMBOL:  ELK


FOR FURTHER INFORMATION:

Richard J. Rosebery                                   Harold R. Beattie, Jr.
Vice Chairman, Chief Financial                        Vice President - Finance
and Administrative Officer                            and Treasurer
(972) 851-0510                                        (972) 851-0523


             ELCOR EXPECTS LOWER DECEMBER QUARTER SALES AND EARNINGS

DALLAS, TEXAS, January 11, 2001 . . . . Elcor Corporation said today that results for its second fiscal quarter ending December 31, 2000 will be significantly below security analysts' consensus estimates and the record results achieved in the same quarter last year, primarily due to weather and other conditions that have caused a slowdown in sales and increased costs for its residential roofing products.

Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "Sales of residential asphalt roofing products were lower in this year's December quarter as a result of the unusually harsh winter weather and the general decline in economic conditions. In addition to the slow roofing market, this business continued to be impacted by the high costs of asphalt and petroleum products, as well as very competitive product pricing. Presently, we expect that earnings for this fiscal year's December quarter will be about $.04 to $.05 per share, compared to First Call consensus estimates of $.16 per share and record second quarter earnings of $.37 per share in the same quarter last year. Sales are expected to be about $68 - $69 million, compared to $82 million in the record year-ago quarter," he concluded.

The estimated financial results included in this release are based upon preliminary information. Elcor will provide a more detailed review of second quarter performance and its outlook for future operations in a press release to be issued after the close of the market on January 17, 2001. The press release will be followed by a conference call at 11:00 a.m. Eastern time (10:00 a.m. Central time) on January 18, 2001 which will be broadcast live over the Internet. The conference call can be accessed through the Elcor Website at www.elcor.com (Investor Relations - Calls & Presentations) or by visiting www.prnewswire.com.




                                                                           /more

PRESS RELEASE
Elcor Corporation
January 11, 2001
Page 2


SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2000, and subsequent Forms 8-K and 10-Q.

                                   ----------

Elcor, through its subsidiaries, manufactures roofing products and industrial products, and provides electronics manufacturing services. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; and its industrial products facilities are located in Cleveland, Ohio and Midland, Texas.